Exhibit 3.2

Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526

Cover Sheet

MIND MEDICINE (MINDMED) INC.

Confirmation of Service

Form Filed:	Notice of Change of Address

Date and Time of Filing:	August 17, 2023 04:53 PM Pacific Time

Effective Date:	Specified Date and Time of Filing: August 18, 2023 12:01 AM Pacific Time

Name of Company:	MIND MEDICINE (MINDMED) INC.

Incorporation Number:	BC0886671

This package contains:

•
Certified Copy of the Notice of Articles

Check your documents carefully to ensure there are no errors or omissions. If errors or omissions are discovered, please contact the Corporate Registry for instructions on how to correct the errors or omissions.

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Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526

CERTIFIED COPY

Of a Document filed with the Province of

British Columbia Registrar of Companies

Notice of Articles	T.K. SPARKS
BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on June 30, 2022 12:01 AM Pacific Time Incorporation Number BC0886671 Recognition Date and Time: Incorporated on July 26, 2010 11:01 AM Pacific Time

NOTICE OF ARTICLES

Name of Company:

MIND MEDICINE (MINDMED) INC.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
1055 DUNSMUIR STREET SUITE 3000	1055 DUNSMUIR STREET SUITE 3000
VANCOUVER BC V7X 1K8 CANADA	VANCOUVER BC V7X 1K8 CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
1055 DUNSMUIR STREET SUITE 3000	1055 DUNSMIR STREET SUITE 3000
VANCOUVER BC V7X 1K8 CANADA	VANCOUVER BC V7X 1K8 CANADA

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DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Gryska, David

Mailing Address:	Delivery Address:
1055 WEST HASTINGS STREET SUITE 1700	1055 WEST HASTINGS STREET SUITE 1700
VANCOUVER BC V6E 2E9 CANADA	VANCOUVER BC V6E 2E9 CANADA

Last Name, First Name, Middle Name:
Vallone, Carol

Mailing Address:	Delivery Address:
1055 WEST HASTINGS STREET SUITE 1700	1055 WEST HASTINGS STREET SUITE 1700
VANCOUVER BC V6E 2E9 CANADA	VANCOUVER BC V6E 2E9 CANADA

Last Name, First Name, Middle Name:
Bruhn, Suzanne

Mailing Address:	Delivery Address:
1055 WEST HASTINGS STREET SUITE 1700	1055 WEST HASTINGS STREET SUITE 1700
VANCOUVER BC V6E 2E9 CANADA	VANCOUVER BC V6E 2E9 CANADA

Last Name, First Name, Middle Name:
Krebs, Andreas

Mailing Address:	Delivery Address:
1055 WEST HASTINGS STREET SUITE 1700	1055 WEST HASTINGS STREET SUITE 1700
VANCOUVER BC V6E 2E9 CANADA	VANCOUVER BC V6E 2E9 CANADA

Last Name, First Name, Middle Name:
Barrow, Robert

Mailing Address:	Delivery Address:
1055 WEST HASTINGS STREET SUITE 1700	1055 WEST HASTINGS STREET SUITE 1700
VANCOUVER BC V6E 2E9	VANCOUVER BC V6E 2E9

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CANADA	CANADA

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RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

February 24, 2020

May 27, 2021

June 1, 2022

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	COMMON Shares	Without Par Value

Without Special Rights or
Restrictions attached

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

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